UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On July 20, 2012, Pioneer Bankshares, Inc. (the “Company”) executed a stock repurchase transaction with its principal shareholder, Mr. Richard T. Spurzem, for 89,220 shares of Common Stock of the Company at a per share price of $19.95, for an aggregate purchase price of $1,779,939. This transaction was executed pursuant to previously disclosed Stock Purchase Agreements, as reported on Form 8-K and filed with the Securities and Exchange Commission on July 2, 2012.

The Company further expects to execute a stock repurchase transaction for the remaining 1,400 shares of Common Stock beneficially owned by Mr. Spurzem. This additional stock repurchase transaction is anticipated to be completed within the next few weeks, pursuant to the previously disclosed Stock Purchase Agreements.

It is the Company’s intent to retire all such shares obtained in conjunction with these repurchase transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ THOMAS R. ROSAZZA
Thomas R. Rosazza
President and Chief Executive Officer

By:	/s/ LORI G. HASSETT
Lori G. Hassett
Vice President and Chief Financial Officer

July 24, 2012